EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment 1 to Registration Statement on Form S-8 of our report dated April 14, 2005 relating to the consolidated financial statements of Trinsic, Inc. and its subsidiaries, which appear in Trinsic, Inc.‘s Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Tampa, Florida
February 28, 2006